UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 29, 2013

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	83-0374250
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
 (Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 29, 2013, James Kirsch, Chief Executive Officer and Chairman of the Board of Professional Diversity Network, Inc. (the “Company”), entered into a Rule 10b5-1 purchase plan (the “Purchase Plan”) to purchase shares of the Company’s common stock up to an aggregate dollar amount of $20,000 on specified dates occurring in August 2013 at the prevailing market price on such dates.  Purchases made under the Purchase Plan will be reported through appropriate filings with the Securities and Exchange Commission.

The Purchase Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in its securities.  Rule 10b5-1 permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a prearranged plan or contract for the purchase or sale of the registrant’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: May 30, 2013	By:	/s/ James Kirsch
James Kirsch
Chief Executive Officer